As Filed with the Securities and Exchange Commission on June 15, 1999
  Registration No. 333-______________

                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549

                                                      FORM S-8
                                          REGISTRATION STATEMENT UNDER THE
                                               SECURITIES ACT OF 1933


                                                   Boatracs, Inc.
                  (Exact Name of Registrant as Specified in Its Charter)



         California                                               33-0644381
   (State or Other Jurisdiction          (I.R.S. Employer Identification Number)
   of Incorporation or Organization)


   10675 Sorrento Valley Road, Suite 200,
                San Diego, California                                92121
       (Address of Principal Executive Offices)                  (Zip Code)


                          Boatracs, Inc. 1996 Stock Option Plan
                               (Full Title of the Plan)

                         Michael Silverman, Chairman of the Board
                                         Boatracs, Inc.
                            10675 Sorrento Valley Road, Suite 200
                                 San Diego, California 92121
                          (Name and Address of Agent For Service)

                                        619-657-0100
                  (Telephone Number, Including Area Code of Agent For Service)

                          CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- -------
                             Proposed     Proposed
 Title of                    maximum      maximum
securities to                offering     aggregate
be registered  Amount to be  price per    offering              Amount of
               Registered    share (1)    price (1)           registration fee
-------------------------   -----------   -----------       --------------------
Common Stock,
no par      2,000,000 shares  $2.83       $5,660,000             $1,573.48
value
------------------------- ---------------------- ----------------------- -------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on a price per share of $2.83, which was the average of the bid and asked price of the Common Stock on June 11, 1999.



                                                   II-1





                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                      REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the Boatracs, Inc. 1996 Stock Option Plan, for which registration statements on Form S-8 (File Nos. 333-01817 and 333-53141) are already effective. Except to the extent of the exhibits that are filed herewith, the contents of Boatracs, Inc.'s registration statement on Form S-8 (File No. 333-01817) are hereby incorporated by reference.

Item 8. Exhibits.

4.1 Amended and Restated Articles of Incorporation of the Company. Incorporated by reference to the Exhibit 3.1 to the Company's Current Report on Form 8-K dated January 12, 1995.

4.2      Amended and  Restated  Bylaws.  Incorporated  by reference to Exhibit
         3.2 to the Company's Current Report on Form 8-K dated January 12, 1995.

4.3 Amendment of the Bylaws, Article III, Section 2. Incorporated by reference to Exhibit 3 to the Company's Form 10-QSB filed with the SEC on May 14, 1996.

4.4 Boatracs, Inc. 1996 Stock Option Plan (as amended March 24 1997, March 20, 1998 and May 11, 1999).

5.1      Opinion of Solomon Ward Seidenwurm & Smith, LLP.

23.1     Independent Auditors' Consent.

23.2     Consent of Solomon Ward Seidenwurm & Smith, LLP (included in
         Exhibit 5.1).






SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California on June 15, 1999.

                                   BOATRACS, INC.



                                   By:  /s/ MICHAEL SILVERMAN
                                      Michael Silverman, Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Silverman and Jon Gilbert, or either of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

  /s/ JON S. GILBERT              Chief Executive Officer,         June 15, 1999
  Jon S. Gilbert                  President, Director


  /s/ JOHN O'BRYANT               Chief Financial Officer          June 15, 1999
  John O'Bryant

                                                                   June 15, 1999
  /s/ MICHAEL SILVERMAN           Chairman of the Board,
  Michael Silverman               Director


  /s/ THOMAS BERNARD              Director                         June 15, 1999
  Thomas Bernard

  /s/ GILES BATEMAN               Director                         June 15, 1999
  Giles Bateman

  /s/ LUIS MAIZEL                 Director                         June 15, 1999
  Luis Maizel

  /s/ MITCHELL LYNN               Director                         June 15, 1999
  Mitchell Lynn

  /s/ SCOTT T. BODEN              Director                         June 15, 1999
  Scott T. Boden







                                  EXHIBIT INDEX

4.1 Amended and Restated Articles of Incorporation of the Company. Incorporated by reference to the Exhibit 3.1 to the Company's Current Report on Form 8-K dated January 12, 1995.

4.2      Amended and  Restated  Bylaws.  Incorporated  by reference to Exhibit
         3.2 to the  Company's  Current  Report on Form 8-K dated
         January 12, 1995.

4.3 Amendment of the Bylaws, Article III, Section 2. Incorporated by reference to Exhibit 3 to the Company's Form 10-QSB filed with the SEC on May 14, 1996.

4.4 Boatracs, Inc. 1996 Stock Option Plan (as amended March 24 1997, March 20, 1998 and May 11, 1999).

5.1      Opinion of Solomon Ward Seidenwurm & Smith, LLP.

23.1     Independent Auditors' Consent.

23.2 Consent of Solomon Ward Seidenwurm & Smith, LLP (included in Exhibit 5.1).